Exhibit 32.1

CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Fortress International Group, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report for the year ended December 31, 2010 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 29, 2011	/s/ Thomas P. Rosato
Thomas P. Rosato
Chief Executive Officer
( Principal Executive Officer)

Dated: March 29, 2011	/s/ Timothy C. Dec
Timothy C. Dec
Chief Financial Officer
( Principal Financial Officer)